Exhibit 5.1

99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44(0)20.7710.1000 Fax: +44(0)20.7374.4460
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
18 April 2017	Chicago	Riyadh
	Dubai	Rome
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Verona Pharma plc

One Central Square

Cardiff

CF10 1FS
United Kingdom

Re:                             Verona Pharma plc — Registration Statement on Form F-1 Exhibit 5.1

Ladies and Gentlemen:

We have acted as English legal advisers to Verona Pharma plc, a public limited company incorporated in England and Wales (the “Company”) in connection with the proposed offering of American Depositary Shares (the “ADSs”) representing ordinary shares of £0.05 each in the capital of the Company (the “Ordinary Shares”) and the concurrent private placement of Ordinary Shares (together, the “Offering” and the Ordinary Shares allotted and issued in connection therewith, including those being issued to Citibank, N.A. as the Custodian and represented by ADSs, being the “Shares”).

1.                                      INTRODUCTION

1.1                               Purpose

In connection with the preparation and filing of the registration statement on Form F-1 to which this letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), we have been asked to provide an opinion on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2                               Defined terms and headings

In this letter:

(a)                                capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)                                headings are for ease of reference only and shall not affect interpretation.

1.3                               Legal review

For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate.  We have reviewed, amongst other things, the following documents and conducted the following enquiries and searches:

Latham & Watkins is the business name of Latham & Watkins (London) LLP, a registered limited liability partnership organised under the laws of New York and authorised and regulated by the Solicitors Regulation Authority (SRA No. 203820).  A list of the names of the partners of Latham & Watkins (London) LLP is open to inspection at its principal place of business, 99 Bishopsgate, London EC2M 3XF, and such persons are either solicitors, registered foreign lawyers, European lawyers or managers authorised by the SRA.  We are affiliated with the firm Latham & Watkins LLP, a limited liability partnership organised under the laws of Delaware.

(a)                                an online search at Companies House in respect of information available for inspection about the Company conducted on 31 March 2017;

(b)                                an enquiry by telephone at the Central Index of Winding Up Petitions, London on 31 March 2017 at 1:57 pm (London time) ((a) and (b) together, the “Searches”);

(c)                                 a PDF executed copy of the minutes of the general meeting of the Company held on 8 February 2017 (the “General Meeting”);

(d)                                a PDF executed copy of the minutes of a meeting of the board of directors of the Company held on 18 August 2016 at which it was resolved, inter alia, to appoint a committee of the board of directors of the Company (the “Committee”);

(e)                                 a PDF executed copy of an extract of the minutes of a meeting of the board of directors of the Company held on 8 February 2017;

(f)                                  draft minutes of a meeting of the board of directors of the Company held on 12 April 2017 at which it was resolved, inter alia, to add an additional director as a member of the Committee and increase the scope of the Committee’s authority;

(g)                                 draft minutes of a meeting of the Committee to be held to resolve, inter alia, to allot and issue the Shares (such draft resolutions, together with the resolutions of the board of directors of the Company of 18 August 2016, 8 February 2017 and 12 April 2017, the “Board Resolutions” and, together with the resolutions passed at the General Meeting, the “Corporate Approvals”);

(h)                                a PDF copy of the certificate of incorporation of the Company dated 24 February 2005 and certificate of incorporation on change of name of the Company dated 18 September 2006;

(i)                                    a PDF copy of the current articles of association of the Company which were adopted pursuant to a special resolution passed at the General Meeting (the “Articles”); and

(j)                                   a PDF copy of the draft Registration Statement initially filed with the SEC on 3 April 2017.

1.4                               Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts as at today’s date. In particular:

(a)                                we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below; and

(b)                                we express no opinion in this letter on the laws of any jurisdiction other than England.

1.5                               Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.                                      OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its Schedules, and subject further to the following:

(a)                                the Registration Statement, as finally amended, having become effective under the Securities Act;

(b)                                the number of Shares to be allotted and issued not being greater than 65,000,000 and such Shares being allotted and issued by 31 December 2017;

(c)                                 that the Corporate Approvals were or will be (as appropriate) each passed at a meeting which was or will be duly convened and held in accordance with all applicable laws and regulations; that in particular, but without limitation, a duly qualified quorum of directors or, as the case may be, shareholders was or will be present in each case throughout the meeting and voted in favour of the resolutions; and that in relation to each meeting of the board of directors of the Company and of the Committee, each provision contained in the Companies Act 2006 or the Articles relating to the declaration of directors’ interests or the power of interested directors to vote and to count in the quorum was or will be duly observed;

(d)                                the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act 2006) of not less than the aggregate nominal value for such Shares; and

(e)                                 valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company,

it is our opinion that, as at today’s date, the Shares, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof in connection with the Offering) and will not be subject to any call for payment of further capital.

3.                                      EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the Offering or the transactions contemplated thereby.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.                                      DISCLOSURE AND RELIANCE

This letter is addressed to you solely for your benefit in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This letter may not be relied upon by you for any other purpose and, other than as set out above, may not be furnished to, or assigned to, or relied upon by, any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Latham & Watkins

LATHAM & WATKINS

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)                                the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)                                that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(c)                                 that the articles of association of the Company referred to in paragraph 1.3(i) of this letter remain in full force and effect, and no alteration has been made or will be made to such articles of association, in each case prior to the date of allotment and issue of the Shares (the “Allotment Date”);

(d)                                that all documents, forms and notices which should have been delivered to the Companies Registration Office in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the Allotment Date;

(e)                                 that the minutes of the meetings of the board of directors of the Company provided to us in connection with the giving of this opinion are a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

(f)                                  that the minutes of the General Meeting provided to us in connection with the giving of this opinion are a true record of the proceedings described in them in a duly convened, constituted and quorate meeting in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

(g)                                 that in relation to the allotment and issue of the Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Companies Act 2006 (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company; and

(h)                                that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities.

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)                                the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced. We have not made enquiries of any District Registry or County Court;

(b)                                the opinions set out in this letter are subject to (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)                                 we express no opinion as to matters of fact; and

(d)                                it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.